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                                                                    EXHIBIT 99.1

                    [CREDIT SUISSE FIRST BOSTON LETTERHEAD]


                                                  FOR IMMEDIATE RELEASE


                   GARY LYNCH NAMED GLOBAL GENERAL COUNSEL OF
                           CREDIT SUISSE FIRST BOSTON

NEW YORK, NY, AUGUST 20, 2001 -- Credit Suisse First Boston announced today that Gary G. Lynch, a partner at Davis Polk & Wardwell and former head of the Enforcement Division of the Securities and Exchange Commission (SEC), has been named its Global General Counsel, effective October 1, 2001. He will report directly to CEO John J. Mack.

The current general counsel, Joseph McLaughlin, will become Chairman of the CSFB Foundation Trust, the Firm's philanthropic arm, effective October 1, 2001.

John Mack, Chief Executive Officer of CSFB, said, "Gary Lynch brings to CSFB an impeccable reputation for complete integrity and credibility -- and his service as head of the SEC's Enforcement Division is widely hailed as among the most effective ever. Gary has tremendous experience with the full range of business, legal and regulatory matters that every company in our industry must manage effectively. We are exceedingly pleased to be able to welcome Gary's talents and insights to the CSFB team."

"On behalf of CSFB," Mr. Mack continued, "I want to thank Joe McLaughlin for his many contributions over the past five years. We are pleased that we will continue to have the benefit of his commitment and extensive philanthropic experience in leading the CSFB Foundation."

Mr. Lynch said, "I'm very much looking forward to this chance to work with John Mack and the entire CSFB management and legal teams. My 12 years at Davis Polk were extraordinarily gratifying from a personal and professional standpoint, but I couldn't turn down the opportunity to serve as Global General Counsel for CSFB."

Mr. Lynch, 51, joined Davis Polk & Wardwell as a partner in 1989. He advised and represented a wide cross-section of the firm's clients, including major public companies and investment and accounting firms. He also has conducted internal investigations on behalf of senior management or the board of directors of corporations and given advice on corporate governance matters.

Mr. Lynch was director of the Enforcement Division at the SEC from 1985 to 1989. In that capacity, he directed the activities of a nationwide staff of 700 employees responsible for enforcing the federal securities laws. In his 13 years with the SEC, Mr. Lynch participated in many of its important actions and initiatives in the areas of corporate disclosure, tender offers and proxy contests, and insider trading.

                                    - more -

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                                                                          Page 2

Mr. Lynch graduated from Syracuse University in 1972, Phi Beta Kappa. He received his J.D. from Duke University School of Law in 1975. A frequent lecturer on a wide variety of subjects relating to the federal securities laws, Mr. Lynch regularly appears on the faculty of continuing legal education programs.


                                      # # #



Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. It operates in over 87 locations across more than 39 countries on 6 continents, and has some 28,000 staff worldwide. The Firm is a business unit of the Zurich based Credit Suisse Group, a leading global financial services company. For more information on Credit Suisse First Boston, please visit our website at http://www.csfb.com.



--------------------------------------------------------------------------------
Press Contact:       Robert Baker        CSFB - New York          (212) 325-7065

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                     [CREDIT SUISSE FIRST BOSTON LETTERHEAD]



                                                    FOR IMMEDIATE RELEASE


                         CSFB COMPLETES TENDER OFFER FOR
                            CSFBdirect TRACKING STOCK


         ---------------------------------------------------------------

NEW YORK, AUGUST 21, 2001 - Credit Suisse First Boston, Inc. today announced that CSFBdirect Acquisition Corp., a wholly owned subsidiary of CSFB, has completed its cash tender offer for the 18,400,000 shares (approximately 17% interest) of CSFBdirect common stock (NYSE: DIR) of Credit Suisse First Boston
(USA), Inc. owned by the public. CSFBdirect common stock is the series of common stock issued by CSFB (USA) that tracks the performance of the online brokerage unit of CSFBdirect. The tender offer expired, as scheduled, at 12:00 midnight, Eastern Daylight Time, on Monday, August 20, 2001. Based on a preliminary count of tendered shares, approximately 14,420,083 shares of CSFBdirect common stock have been validly tendered and not withdrawn (including 717,258 shares subject to guaranteed delivery) and accepted for payment at a price of $6.00 per share in cash.

The acceptance of these shares in the tender offer will result in CSFB's ownership of approximately 78% of the outstanding common stock of CSFB (USA). CSFB (USA) will issue today to CSFB 90,752,000 shares of CSFBdirect common stock in respect of its retained interest in the CSFBdirect business which shares, together with the shares tendered in the tender offer, will result in CSFB's ownership of approximately 96% of the outstanding common stock of CSFB (USA).

In the proposed second step of the acquisition, CSFB plans to merge a newly incorporated wholly-owned subsidiary of CSFBdirect Acquisition Corp. with and into CSFB (USA), with CSFB (USA) as the surviving corporation of the merger. As a result, each share of CSFBdirect common stock not previously purchased in the tender offer will be converted into the right to receive $6.00 in cash. Under applicable law, the proposed merger is not subject to the approval of the remaining outstanding shareholders of CSFB (USA).

CSFB (USA), formerly known as Donaldson, Lufkin & Jenrette, Inc., is a member of the Credit Suisse Group and a subsidiary of CSFB and was acquired last Fall by the Credit Suisse Group.


                                      # # #


CSFBdirect is one of the world's premier online brokerage firms offering a diversified range of investment products and services to sophisticated, self-directed investors. As of December 31, 2000, CSFBdirect had over one million worldwide customer accounts representing nearly $23 billion in assets.

CSFBdirect is headquartered in Jersey City, NJ with offices in New York City, Charlotte, NC, Delray Beach, FL, Sandy City, UT, London, Tokyo, Hong Kong, and Dubai. For more information on CSFBdirect, visit the company's Web site at www.CSFBdirect.com.

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                                                                        Page 2


Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. It operates in over 87 locations across more than 39 countries on 6 continents, and has some 28,000 staff worldwide. The Firm is a business unit of the Zurich based Credit Suisse Group, a leading global financial services company. For more information on Credit Suisse First Boston, please visit our website at http://www.csfb.com.

-------------------------------------------------------------------------------
Press Contacts:      Victoria Harmon      CSFB - New York         (212) 325-6914
                     Charlotte Fox        CSFBdirect              (201) 308-3562

                    [CREDIT SUISSE FIRST BOSTON LETTERHEAD]


                                                   FOR IMMEDIATE RELEASE


             CSFB ANNOUNCES COMPLETION OF ACQUISITION OF CSFB (USA)
         ---------------------------------------------------------------

NEW YORK, AUGUST 22, 2001 - Credit Suisse First Boston today announced that it has completed the merger of CSFBdirect Acquisition Corp. II, an indirect wholly-owned subsidiary of CSFB, with and into Credit Suisse First Boston (USA), Inc., and each share of CSFBdirect common stock (NYSE: DIR) not previously purchased in the tender offer has been converted into the right to receive $6.00 per share in cash. On July 11, 2001, CSFB announced its agreement to acquire all of the outstanding 18,400,000 shares (approximately 17% interest) of CSFBdirect common stock owned by the public for $6.00 per share in cash, or a total of approximately $110.4 million. CSFBdirect common stock is the series of common stock issued by CSFB (USA) that tracks the performance of the online brokerage unit of CSFBdirect.

CSFB (USA), formerly known as Donaldson, Lufkin & Jenrette, Inc., is a member of Credit Suisse Group and a subsidiary of CSFB and was acquired last Fall by Credit Suisse Group.

                                      # # #


CSFBdirect is one of the world's premier online brokerage firms offering a diversified range of investment products and services to self-directed investors. As of June 30, 2001, CSFBdirect had over one million worldwide customer accounts representing $23 billion in assets.

Headquartered in Jersey City, NJ with offices in Charlotte, NC, Sandy City, UT, London, Tokyo, Hong Kong, and Dubai, and Investment Centers in New York City, Chicago, IL, Narberth, PA, Atlanta, GA, and Delray Beach, FL, CSFBdirect employs 1,650 people. CSFBdirect trades on the New York Stock Exchange under the ticker symbol "DIR" as a tracking stock of Credit Suisse First Boston (USA), Inc. For more information on CSFBdirect, visit the company's Web site at www.CSFBdirect.com.

Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. It operates in over 87 locations across more than 39 countries on 6 continents, and has some 28,000 staff worldwide. The Firm is a business unit of the Zurich based Credit Suisse Group, a leading global financial services company. For more information on Credit Suisse First Boston, please visit our website at http://www.csfb.com.

--------------------------------------------------------------------------------
Press Contacts:  Victoria Harmon      CSFB - New York             (212) 325-6914
                 Charlotte Fox        CSFBdirect                  (201) 308-3562